CONTACT:                        FOR IMMEDIATE RELEASE:
Christopher Ranjitkar                    December 17, 2014
Berkshire Group
617-646-2485
christopher.ranjitkar@berkshire-group.com

BERKSHIRE INCOME REALTY, INC. ACQUIRES ELAN REDMOND TOWN CENTER
Acquisition of Class-A Community Expands Company Footprint into Redmond, Washington
BOSTON, MA - DECEMBER 17, 2014 - Berkshire Income Realty, Inc. (NYSE MKT: “BIR-pa”, “BIRPRA”, “BIR-A”, “BIR.PR.A”) (“Berkshire” or the “Company”) announced today that it has acquired Elan Redmond Town Center, a 134-unit apartment community in Redmond, Washington, completed in 2013. Berkshire acquired the property from Greystar and its equity partner Resmark Apartment Living. Specific financial terms of the deal were not disclosed.
Chuck Leitner, President and Chairman of the Company commented, “Berkshire’s investment strategy is to focus on high quality properties in markets with expected favorable growth prospects and underlying fundamentals, and proximity to major employers. We believe Elan Redmond Town Center offers a compelling proposition to residents who desire a modern apartment community with state-of the-art amenities, in close proximity to employment and entertainment, in an urban location experiencing a strong revitalization.”
Elan Redmond Town Center is centrally located in Downtown Redmond, close to the region’s major employers. The property offers access to State Route 520, connecting Elan Redmond Town Center with the employment centers of Downtown Bellevue and Seattle. Adjacent to Redmond Town Center, the community is in close proximity to retail, dining and entertainment options.
The property is a LEED Gold Certified multifamily development offering apartments with studio, one-bedroom, and two-bedroom configurations. Elan Redmond Town Center offers residents access to common areas including a community room, outdoor courtyard and lounge with fireplaces and grills, business center, fitness center, and parking garage.
Berkshire Communities, the property management division of Berkshire Group, will manage the apartment community.
About Berkshire Income Realty, Inc.
Berkshire Income Realty, Inc. is a Real Estate Investment Trust ("REIT ") whose objective is to acquire, own, operate, develop and rehabilitate multifamily apartment communities. The Company owns interests in thirteen multifamily apartment communities and two multifamily development projects, of which three are located in the Baltimore/Washington, D.C. metropolitan area; three are located in Dallas, Texas; two are located in Atlanta, Georgia; and one is located in each of Houston, Texas; Sherwood, Oregon; Tampa, Florida; Philadelphia, Pennsylvania; Walnut Creek, California; Denver, Colorado; and Redmond, Washington. The Company also owns interests in three unconsolidated multifamily entities.
Forward Looking Statements
With the exception of the historical information contained in this release, the matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about apartment rental demand and fundamentals, involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, especially as they may affect rental markets, legislative/regulatory changes (including changes to laws governing the taxation of REITs), possible sales of assets, the acquisition restrictions placed on the Company by an affiliated entity, Berkshire Multifamily Value Plus Fund III, LP, availability of capital, interest rates and interest rate spreads, changes in accounting principles generally accepted in the United States of America and policies and guidelines applicable to REITs, those set forth in Part I, Item 1A - Risk Factors of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

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